Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Synovis Life Technologies, Inc. certifies that the Annual Report of Synovis Life Technologies, Inc. on Form 10-K for the fiscal year ended October 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Synovis Life Technologies, Inc.

By: Name:	/s/ Richard W. Kramp Richard W. Kramp
Title:	President and Chief Executive Officer

By:	/s/ Brett Reynolds

Name:	Brett Reynolds
Title:	Vice-President of Finance, Chief Financial Officer and Corporate Secretary